Exhibit 99.1

Digital Recorders, Inc. Announces Transit Communications Product Order

  Digital Recorders Division Wins Order Valued at Approximately $1.4
                                Million

    DALLAS--(BUSINESS WIRE)--May 1, 2007--Digital Recorders, Inc. (Nasdaq:TBUS), a digital communications technology leader in the domestic and international public transportation and transit security markets, announced today that its Digital Recorders division, based in Research Triangle Park, N.C., has received an order valued at approximately $1.4 million from StarTran, the transit system serving the City of Lincoln, Neb.

    Among the Digital Recorders division's products ordered by StarTran are: the DR600(R) modular vehicle logic unit featuring global positioning satellite-triggered functions, the Digital Recorders(R) cellular-based automatic vehicle locating system, and the Digital
Recorders(R) passenger information system.

    "We are excited about this order because it underscores our belief that the engineered systems side of our business is gaining strength. It also supports our assertion that our products, technology and service in engineered systems continue to win customers. We expect to begin delivery of these transit communications products in fourth quarter 2007 and to conclude delivery in second quarter 2008," David
L. Turney, the Company's Chairman, President, and Chief Executive
Officer, said.

    ABOUT THE DIGITAL RECORDERS DIVISION

    Established in 1983, the Company's Digital Recorders division develops and manufactures intelligent transportation products for the transit industry. Products include: computer-aided dispatch/automatic vehicle location systems; automatic vehicle monitoring systems; Talking Bus(R) automatic voice announcement systems; vandal-resistant, hands-free driver microphones; and more. For more information about the Company's Digital Recorders division, go to www.talkingbus.com.

    ABOUT THE COMPANY

    Digital Recorders, Inc. is a digital communications technology leader in the domestic and international public transportation and transit security markets. Our products include: TwinVision(R) and Mobitec(R) electronic destination sign systems, Talking Bus(R) voice announcement systems, Digital Recorders(R) Internet-based passenger information and automatic vehicle location/monitoring systems, and VacTell(TM) video actionable intelligence systems. Our products help increase the mobility, flow, safety, and security of people who rely upon transportation infrastructure around the globe. Using proprietary hardware and software applications, our products provide easy-to-understand, real-time information that assists users and operators of transit bus and rail vehicles in locating, identifying, boarding, tracking, scheduling, and managing those vehicles. Our products also aid transit vehicle operators in their quest to increase ridership and reduce fuel consumption, as well as to identify and mitigate security risks on transit vehicles. Positioned not only to serve and address mobility, energy conservation, and environmental concerns, our products also serve the growing U.S. Homeland Security market. For more information about the Company and its operations worldwide, go to www.digrec.com.

    FORWARD-LOOKING STATEMENTS

    This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements concerning the timing and amount of new orders or their expected delivery and installation dates, as well as the potential benefit such orders may have on our ongoing operations; statements regarding our assessment of the emerging transit security market and our perception that there are opportunities for the Company should such markets emerge, together with any statement, express or implied, concerning future events or expectations, is a forward-looking statement. Use of words such as "expect," "fully expect," "expected," "appears," "believe," "belief," "plan," "anticipate," "would," "goal," "potential," "potentially," "range," "pursuit," "run rate," "stronger," "preliminarily," etc., is intended to identify forward-looking statements that are subject to risks and uncertainties, including the risk that the assumptions behind the products' order, delivery and installation are incorrect, the risk that we have overestimated the emergence of the transit security market and/or the opportunities that may exist for the Company should such market emerge, as well as other risks and uncertainties set forth in our Annual Report on Form 10-K filed March 28, 2007, particularly those identified in Risk Factors Affecting Our Business. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated.


    CONTACT: Company Contact:
             Veronica B. Marks
             Manager, Corporate Communications
             Digital Recorders, Inc.
             Phone: (214) 378-4776
             Fax: (214) 378-8437
             E-Mail: veronicam@digrec.com